UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2026

TCW Strategic Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-04980	93-0939398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street
Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (212) 244-0000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 19, 2026, the Fund issued a press release, included herewith as Exhibit 99.1, and by this reference incorporated herein, announcing the results of the Fund’s transferable rights (“Rights”) offering to the holders of the Fund’s shares of common stock (the “Common Stockholders”), par value $0.01 per share (the “Common Stock”), which entitled the holders of those Rights to subscribe for up to an aggregate amount of 15,928,480 shares of Common Stock. The Rights exercised in the offering will result in the issuance of 15,928,480 shares of Common Stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated March 19, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, TCW Strategic Income Fund, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW Strategic Income Fund, Inc.

Date: March 19, 2026	By:	/s/ Richard Villa
		Name:	Richard Villa
		Title:	President and Principal Executive Officer